Exhibit 10.1

THIRD AMENDMENT TO LEASE

THIS THIRD AMENDMENT TO LEASE (this “Amendment”) dated as of this 30th day of June, 2023 (the “Effective Date”), is entered into by and between COBALT PROPCO 2020, LLC, a Delaware limited liability company (“Landlord”), and OCULAR THERAPEUTIX, INC., a Delaware corporation, formerly known as I-Therapeutix, Inc. (“Tenant”).

WITNESSETH:

WHEREAS, Landlord (as successor-in-interest to CCC Investors LLC), as landlord, and Tenant, as tenant, are parties to that certain Lease dated as of August 31, 2009, as affected by that certain Commencement Date Memorandum dated as of December 29, 2009, that certain First Amendment to Lease dated as of April 25, 2014 and that certain Second Amendment to Lease dated as of October 10, 2017 (collectively, the “Lease”), with respect to certain premises containing approximately 20,445 rentable square feet (the “Premises”) on the first (1st) floor of the building known and numbered as 36 Crosby Drive, Bedford, Massachusetts (the “Building”).

WHEREAS, The Term of the Lease is currently scheduled to expire on July 31, 2023.

WHEREAS, The parties desire to: (i) extend the Term of the Lease for an additional period of five (5) years, commencing on August 1, 2023 and expiring on July 31, 2028, and (ii) amend the Lease in certain other respects, all as hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

Agreements

1.            Capitalized Terms. Unless otherwise specifically set forth herein, all capitalized terms herein shall have the same meaning as set forth in the Lease.

2.            Extension Term. The Term of the Lease is hereby extended for a period of five (5) years, commencing on August 1, 2023 (the “Extension Term Commencement Date”) and ending on July 31, 2028 (the “Extension Term”). All terms and provisions of the Lease, as amended hereby, shall apply to Tenant’s leasing of the Premises for and during the Extension Term, except to the extent expressly provided otherwise herein.

3.            Condition of Premises. The Premises are being leased to Tenant for the Extension Term in "as-is" condition, without representation or warranty by Landlord and without any obligation to provide any construction allowances or tenant improvement allowances or monies therefor, either retroactively or prospectively, or to perform any construction therein for Tenant’s occupancy or otherwise prepare the same for Tenant’s occupancy.

4.            Amendments. The Lease is hereby amended as follows:

a.            Landlord. Effective as of the Effective Date, in the section of the Lease entitled “Reference Pages,” the subsection thereof in which the term “Landlord” is defined is hereby amended to read in its entirety as follows:

LANDLORD:	Cobalt PropCo 2020, LLC, a Delaware limited liability company

b.            Landlord’s Address. Effective as of the Effective Date, in the section of the Lease entitled “Reference Pages,” the subsection thereof in which the term “Landlord’s Address” is defined is hereby amended to read in its entirety as follows:

LANDLORD’S ADDRESS:	Cobalt PropCo 2020, LLC
c/o TPG Real Estate
345 California Street, Suite 300
San Francisco, CA 94104
Attn: Jacob Muller, Principal

With copies of any notices to Landlord sent to:

c/o Anchor Line Partners, LLC
One Post Office Square, Floor 36
Boston, MA 02110
Attn: Andrew J. Maher

And to:

Nutter, McClennen & Fish, LLP
Seaport West
155 Seaport Boulevard
Boston, MA 02210
Attn: Michael F. Burke, Esq.

c.            Wire Instructions and/or Address for Rent Payment. Effective as of the Effective Date, in the section of the Lease entitled “Reference Pages,” the subsection thereof in which the term “Wire Instructions and/or Address for Rent Payment For the Premises” is defined is hereby amended to read in its entirety as follows:

WIRE INSTRUCTIONS
AND/OR ADDRESS
FOR RENT PAYMENT:	Cobalt PropCo 2020, LLC
P.O. Box 780442
Philadelphia, PA 19178-0442

d.            Annual Rent and Monthly Installment of Rent. Effective as of the Extension Term Commencement Date, in the section of the Lease entitled “Reference Pages,” the subsection thereof in which the term “Annual Rent and Monthly Installment of Rent” is defined, is hereby amended to read as follows:

Period
From	Through	RSF	*Estimated Annual Rent Per Square Foot		*Estimated Annual Rent		*Estimated Monthly Installment of Rent
August 1, 2023	September 30, 2023	20,445	**$	0.00	**$	0.00	**$	0.00
October 1, 2023	July 31, 2024	20,445		$72.89		$1,490,236.05		$124,186.34
August 1, 2024	July 31, 2025	20,445		$74.69		$1,527,037.05		$127,253.09
August 1, 2025	July 31, 2026	20,445		$76.54		$1,564,860.30		$130,405.03
August 1, 2026	July 31, 2027	20,445		$78.45		$1,603,910.25		$133,659.19
August 1, 2027	July 31, 2028	20,445		$80.42		$1,644,186.90		$137,015.58

*Includes an estimated $12.89 per square foot of Base Year Expenses and Base Year Taxes.

** Notwithstanding anything to the contrary set forth above, Tenant shall pay for its utilities, Tenant’s Proportionate Share For Expenses and Taxes for the period from August 1, 2023 through September 30, 2023 (the “Extension Term Annual Rent Abatement Period”) in accordance with the terms and provisions of this Lease; provided, that, if a monetary Event of Default occurs, the abatement of Annual Rent during the Extension Term Annual Rent Abatement Period shall immediately cease and Tenant shall be obligated to pay the full amount of the Monthly Installments of Rent that would otherwise be due during the Extension Term Annual Rent Abatement Period at the rate of $124,186.34 per month.

e.            Base Years. Effective as of the Extension Term Commencement Date, in the section of the Lease entitled “Reference Pages,” the subsections thereof in which the terms “Base Year (Expenses)” and “Base Year (Taxes)” are defined, are hereby deleted in their entirety and replaced with the following:

BASE YEAR (EXPENSES):	Calendar year 2023.

BASE YEAR (TAXES):	Fiscal year 2024.

5.            Abatement of July 2023 Rent. Notwithstanding anything to the contrary, as an inducement to Tenant to enter into this Amendment, Landlord hereby agrees to waive Tenant’s obligation to pay the monthly installment of Annual Rent and additional rent for Expenses and Taxes due for the month of July 2023, provided that no monetary Event of Default then exists. Notwithstanding the foregoing, Tenant shall continue to be obligated to pay all utility charges for the Premises for the month of July 2023.

6.            No Further Extension. Notwithstanding anything to the contrary, Landlord and Tenant acknowledge and agree that the Extension Term constitutes Tenant’s exercise of its sole extension option under the Lease, and Tenant shall have no right to extend the Term beyond the Extension Term. Effective as of the Effective Date, Article 40 (Option to Extend) of the Lease is hereby deleted in its entirety and shall have no further force or effect.

7.            Brokers. Landlord and Tenant hereby represent and warrant to each other that neither has dealt with any real estate broker or agent in connection with the procurement of this Amendment, other than Newmark (“Broker”). Tenant shall indemnify and hold Landlord harmless from any costs, expense or liability (including costs of suit and reasonable attorneys’ fees) for any compensation, commission or fees claimed by any real estate broker or agent other than Broker in connection with the procurement of this Amendment. Landlord shall indemnify and hold Tenant harmless from any costs, expense or liability (including costs of suit and reasonable attorneys’ fees) for any compensation, commission or fees claimed by any real estate broker or agent other than Broker in connection with the procurement of this Amendment.

8.            Effective Date. The parties agree that this Amendment shall be effective from and after the Effective Date and not to any period of time prior thereto. To the extent this Amendment contains language which purports to amend the Lease with respect to periods of time prior to the Effective Date, such language is for clarification purposes only and shall not be deemed to change the obligations of the parties with respect thereto. In no event shall this Amendment be construed to impose any liability on Landlord for any period of time preceding its ownership of the Property.

9.            Ratification of Lease Provisions. Except as otherwise expressly amended, modified and provided for in this Amendment, Tenant and Landlord each hereby ratify all of the provisions, covenants and conditions of the Lease, and such provisions, covenants and conditions shall be deemed to be incorporated herein and made a part hereof and shall continue in full force and effect.

10.            Entire Amendment. This Amendment contains all the agreements of the parties with respect to the subject matter hereof and supersedes all prior dealings between the parties with respect to such subject matter.

11.            Binding Amendment. This Amendment shall be binding upon, and shall inure to the benefit of the parties hereto, and their respective successors and assigns.

12.            Governing Law. This Amendment shall be governed by the law of the state in which the Property is located.

13.            Authority. Landlord and Tenant each warrant to the other that the person or persons executing this Amendment on its behalf has or have authority to do so and that such execution has fully obligated and bound such party to all terms and provisions of this Amendment.

14.            Severability. If any clause or provision of this Amendment is or should ever be held to be illegal, invalid or unenforceable under any present or future law applicable to the terms hereof, then and in that event, it is the intention of the parties hereto that the remainder of this Amendment shall not be affected thereby, and that in lieu of each such clause or provision of this Amendment that is illegal, invalid or unenforceable, such clause or provision shall be judicially construed and interpreted to be as similar in substance and content to such illegal, invalid or unenforceable clause or provision, as the context thereof would reasonably suggest, so as to thereafter be legal, valid and enforceable.

15.            No Reservation. Submission of this Amendment for examination or signature is without prejudice and does not constitute a reservation, option or offer, and this Amendment shall not be effective until execution and delivery by all parties.

16.            Counterparts. This Amendment may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Additionally, e-mailed signatures may be used in place of original signatures on this Amendment. Landlord and Tenant intend to be bound by the signatures on the e-mailed document, are aware that the other party will rely on the e-mailed signatures, and hereby waive any defenses to the enforcement of the terms of this Amendment based on the form of signature.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, Landlord and Tenant have executed under seal this Amendment as of the day and year first written above.

LANDLORD:

COBALT PROPCO 2020, LLC, a Delaware limited liability company

By:	ALP Crosby Manager LLC, a Massachusetts limited liability company, its appointed representative

By:	/s/ Brian R. Chaisson
Name:	Brian R. Chaisson
Title:	Manager

TENANT:

OCULAR THERAPEUTIX, INC., a Delaware corporation

By:	/s/ Donald Notman
Name:	Donald Notman
Title:	Chief Financial Officer